UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Woodward Energy Partners, Inc.

----------------------------------------------

(Name of small business issuer in its charter)

              Delaware

        7389

       20-5080237

---------------- ---------------------------- ----------------

               (State or other          (Primary Standard Industrial    (I.R.S. Employer

                jurisdiction of           Classification Code Number)    Identification

                incorporation                                               Number)

                or organization)

4000 Crooks Road

Royal Oak, Michigan 48073

(248)-504-7586

-------------------------------------------------------------------------

(Address and telephone number of registrant's principal executive offices and principal place of business)

Benjamin Joffe

President and Chief Executive Officer

Woodward Energy Partners, Inc.

4000 Crooks Road

Royal Oak, Michigan 48073

 (248)-504-7586

----------------------------------------------------------

(Name, address, and telephone number of agent for service)

Please send correspondence to:

Jillian Ivey Sidoti, Esq.

34721 Myrtle Court

Winchester, CA 92596

323-799-1342

FAX: (888) 316-7320

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the

Securities Act Registration Statement number of the earlier effective

Registration Statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act

Registration Statement number of the earlier effective Registration Statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act

Registration Statement number of the earlier effective Registration Statement for the same offering. o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

 Large accelerated filer o Accelerated Filer o
Non-accelerated filer o Smaller reporting company X

CALCULATION OF REGISTRATION FEE

============================================================================================================

                           |       Amount       |   Proposed Maximum   |  Proposed Maximum  |

Title of                   |       to be        |    Offering Price    |     Aggregate      |    Amount of

 Shares to be Registered   |     Registered     |     Per Share(1)     |   Offering Price   | Registration Fee

------------------------------------------------------------------------------------------------------------

 Common Stock, $.001 par   |                    |                      |                    |

  value..................  |  150,000 shares  |        $0.10         |      $15,000      |      $8.70

------------------------------------------------------------------------------------------------------------

 Total...................  |  150,000 shares  |        $0.10         |      $15,000      |      $8.70

============================================================================================================

(1) Registration fee has been paid via Fedwire.

(2) This is the initial public offering and no current trading market exists for our stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED _____________________

PRELIMINARY PROSPECTUS

Woodward Energy Partners Inc.

150,000 Shares of Common Stock

Price per share: $0.10

Total cash proceeds if all shares are sold: $15,000

      This is our initial public offering. We are offering up to 150,000 shares of our common stock at a price of $0.10 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our officers.  There is no trading market for our common stock.

The offering is being conducted on a self-underwritten, best effort basis, which means our officers and/or directors will attempt to sell the shares. This Prospectus will permit our officers and/or directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Our officers and directors will sell the shares. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. This bank account will not be an escrow account and that the funds in the account will be subject to attachment by creditors. This is a “best efforts” offering which means that there is no requirement that we sell a specified number of shares before the proceeds of the offering become available for our use. Further, there are no provisions for the return of funds to investors if only a nominal amount of shares are sold in the offering. We may only receive minimal proceeds from this offering.

 The shares will be offered at a price of $0.10 per share for a period of three hundred and sixty five (365) days from the effective date of this prospectus, unless extended by our board of directors for an additional one hundred eighty (180) days.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

The purchase of our shares involves substantial risk. See “Risk Factors” beginning on page 3 for a discussion of risks to consider before purchasing our common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DATE OF THIS PROSPECTUS IS FEBRUARY 11, 2010

Table of Contents

Prospectus Summary	1
Risk Factors	3
Special Note Regarding Forward-Looking Information	9
Capitalization	10
Use of Proceeds	10
Determination of Offering Price	11
Dilution	12
Plan of Distribution and Terms of the Offering	13
Legal Proceedings	14
Director, Executive Officers, Promoters and Control Persons	14
Security Ownership of Certain Beneficial Owners and Management	15
Description of Securities	15
Interest of Named Experts and Counsel	18
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	18
Description of Business	19
Reports to Stockholders	26
-
Facilities	29
Certain Relationships and Related Party Transactions	29
Market for Common Equity and Related Stockholders Matters	29
Dividends	29
Executive Compensation	30
Shares Eligible for Future Sale	30

Index to Financial Statements
Report of Independent Certified Public Accountant	F-1
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Changes in Stockholders’ Equity	F-4
Statements of Cash Flows	F-5

Notes to Financial Statements	F-6 – F-11

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “Woodward Energy Partners,” and “Woodward” refer to Woodward Energy Partners Inc.

Woodward Energy Partners Inc. (the “Company” or “WEP”) is a development stage company incorporated in the State of Delaware in May, 2006. We were formed to engage in the business of marketing and promoting service stations and retail outlets that sell ethanol, E85 and E10 fuels, and other alternative fuels through our online website, (www.drivewithethanol.com.). In March of 2007 we commenced our planned principal operations, and therefore have no significant assets. To date, we developed our business plan and secured a developer for the initial website design and have launched a preliminary site focused on ethanol fuels. We intend to generate revenues from advertising.  We need to build out our website in greater detail to focus on specific local markets. Additionally, we need to complete a database and search function on our site to highlight specific cities and states that have high concentrations of ethanol service stations.

Since our inception on May 12, 2006 through December 31, 2009, we have not generated any revenues and have incurred a net loss of ($5,900) for the fiscal year December 31, 2008 and a net loss of ($6,432) for the fiscal year December 31, 2009. Until March 2007, our only business activity was the formation of our corporate entity, the development of our business model, and the establishment of our initial website. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with advertising on the internet to draw attention to our website, costs associated with website enhancements, and covering various filing fees and transfer agent fees to complete our early money raise through this offering. We believe that listing fees and advertising sales generated will be sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Woodward is developing an Internet destination and marketplace in the United States for sellers and consumers of alternative fuels such as ethanol, E10, E85 and other flexfuels on the market and for consumers seeking information regarding alternative fuel products and services. We intend to utilize the power of the Internet to aggregate in a single location a network of industry participants and a comprehensive database of alternative fuel information to create an open marketplace that is local, re gional and national in nature. Because we commenced operations in March of this year, we currently have no listings. By providing this digital marketplace, we intend to bring fuel retailers such as national chains, independent gas station owners, truck stops and other industry participants, such as vendors of automotive products and services and national advertisers, together with purchase-minded consumers at the moment when these consumers are directly engaged in a search for a alternative fuels such as E10 and E85. We believe that upon completion of our operating model, we will provide significant benefits to retailers, consumers and other industry participants by enabling them to advertise, interact and promote with a significant online consumer audience related to the alternative fuel market. We intend to provide significant benefits to consumers by giving them the tools they need to effectively navigate a large database of sellers of alternative fuels.

As of the date of this prospectus we have one officer and director, Benjamin Joffe, who we anticipate devoting only a small portion of his time to the company going forward. Additionally, even with the sale of securities offered herein, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for corporate expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

Woodward Energy Partners’ address and phone number is:

Woodward Energy Partners Inc.

4000 Crooks Road

Royal Oak, Michigan 48073

 (248)-504-7586

The Offering

Common Stock Offered

  for Sale .................  Up to a maximum of 150,000 shares.

Price to the Public ........  $0.10 per share in cash.

Use of Proceeds

  Primarily for ............  Offering expenses, sales and marketing,

                              independent contractors and web site

                              improvement.

Number of Shares

  Outstanding Prior

  to the Offering ..........  650,000

Number of Shares

  Outstanding After

  the Offering .............  665,000 if 10% of offering sold.

                              687,500 of offering sold.

                              725,000 if 50% of offering sold.

                              762,500 if 75% of offering sold.

                              810,000 if 100% of offering sold.

Plan of Distribution .......  This is a direct public offering,

                              with no commitment by anyone to

                              purchase any shares. Our shares

                              will be offered and sold by our officers.

                              There is no share minimum investment required from

                              individual investors.

Terms of the Offering ......  This is a BEST EFFORTS OFFERING.

                       This is a no minimum offering.

                              Accordingly, as shares are sold, we

                              will use the money raised for our

                              business. The offering will

                              remain open until 365 days from the commencement

of the offering upon effectiveness of this S-1,

which may be extended for an additional 180

                              days at the discretion of the board

                              of directors. We cannot be certain

                              that we will be able to sell

                              enough shares to fund our

                              operations appropriately.

(1) Management may not, and will not purchase any shares in this offering.

RISK FACTORS

Investors in Woodward Energy Partners should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

An investment in the Common Stock offered hereby involves a high degree of risk.

We are a development stage company organized in May 2006 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Although we have established a business plan, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service and products, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of Woodward Energy to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Mr. Joffe, our sole officer and director, has no experience in framing an online alternative fuel advertising business. The lack of experience in framing an online alternative fuel advertising business could impact our return on investment, if any.

As a result of our reliance on Mr. Joffe, his lack of experience in developing an online alternative fuel marketplace, our investors are at risk in losing their entire investment. Mr. Joffe intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Joffe to make the appropriate management decisions.

Mr. Joffe is involved with other interests, including attending law school and there can be no assurance that he will continue to provide services to us. Mr. Joffe’s limited time devotion, less than 20 hours per month, to Woodward could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Joffe is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Joffe’s ability to work on behalf of our company. Mr. Joffe may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Joffe will devote only a portion, less than 20 hours per month, of his time to our activities. As our sole officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board.

We are highly dependent on our sole officer and director to operate and manage the Company as he is currently the Company’s only officer and director as well as employee. Loss of Mr. Joffe could result in our operations halting.

 The success of the Company's business is highly dependent upon the services, efforts and abilities of Benjamin Joffe, the Company's President and Chief Executive Officer.  The business of the Company could be materially and adversely affected by the loss of any of Mr. Joffe.  The Company does not maintain key man life insurance on the life of Mr. Joffe.  The Company does not have any employment agreements

Since a a limited number of stockholders upon completion of the offering will beneficially own the majority of our outstanding common shares, those shareholders will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders. This concentration of ownership could discourage or prevent a potential takeover of our company that might negatively impact the value of your common shares.

Our current shareholders will own approximately 81.25% of our outstanding common shares after completion of the offering. As a consequence of their controlling stock ownership position, our current shareholders will retain the ability to elect a majority of our board of directors, and thereby control our management. The current shareholders also have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by these shareholders could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the val ue of our securities.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.10 in the offering. See “Dilution”

Because of competitive pressures from competitors with more resources, Woodward Energy may fail to implement its business model profitably.

The business of advertising on the Internet is highly fragmented and extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing solutions developed by us, our competitors, and their advisors.

We are dependent on the popularity of consumer acceptance of alternative fuels are our revenues are tied to those companies that provide such fuels and the use of our services.

Our ability to generate revenue and be successful in implementation of our business plan is dependent on consumer acceptance of alternative fuels such as E10, E85, and other flex fuels.

A drop in the retail price of conventional energy or other renewable energy sources may negatively impact our business.

The demand for our fuels depends in part on the price of conventional energy, which affects return on investment resulting from the purchase of alternative and flex fuels. Fluctuations in economic and market conditions that impact the prices of conventional and renewable energy sources, such as decreases in the prices of oil and other fossil fuels, could cause the demand for flex fuels to decline, which would have a negative impact on our business.

Lax enforcement of environmental and energy policy regulations may adversely affect the demand for ethanol.

Our success will depend, in part, on effective enforcement of existing environmental and energy policy regulations. Many energy users are unlikely to switch from the use of conventional fuels unless compliance with applicable regulatory requirements leads, directly or indirectly, to the use of ethanol. Both additional regulation and enforcement of such regulatory provisions are likely to be vigorously opposed by the entities affected by such requirements. If existing emissions-reducing standards are weakened, or if governments are not active and effective in enforcing such standards, our business and results of operations could be adversely affected. Even if the current trend toward more stringent emissions standards continues, our future prospects will depend on the ability of ethanol to satisfy these emissions standards more efficiently than other alternative technologies. Certain standards imposed by regulatory programs may limit or preclude the use of our products to comply with environmental or energy requirements. Any decrease in the emission standards or the failure to enforce existing emission standards and other regulations could result in a reduced demand for ethanol.

A significant decrease in the demand for ethanol will reduce the price of ethanol, adversely affect our profitability and decrease the value of your stock.

Existing regulations, and changes to such regulations, may present technical, regulatory and economic barriers to the installation of solar energy systems, which may significantly reduce demand for alternative fuels.

Alternative fuels are subject to oversight and regulation under local ordinances; building, zoning and fire codes; environmental protection regulation; utility interconnection requirements for metering; and other rules and regulations. We attempt to keep up-to-date about these requirements on a national, state and local level. In addition, new government regulations or policies pertaining to alternative fuels are unpredictable and may result in significant additional expenses or delays, which could cause a significant reduction in demand for alternative fuels.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of advertising which is intended to generate revenue from fees and advertising, in addition to hiring new employees and commencing additional marketing activities for listing services. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to commence advertising for listing clients, and will assist us in further developing our initial business operations, including the enhancement of our website; however will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for advertising expenses, some website development fees, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

As a result of our placing your invested funds into a segregated account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

Our preferred stock holders may have superior rights which could affect the rights of the common stockholders.

         The Company is authorized to issue preferred stock.  The Board, without stockholder approval, may issue shares of the preferred stock with rights and preferences adverse to the voting power or other rights of the holders of the Common Stock.  No preferred stock has been issued.  See "Description of Capital Stock -- Preferred Stock."

We will be subject to the requirements of section 404 of the sarbanes-oxley act. If we are unable to comply with section 404 in a timely manner or if the costs related to compliance are significant, our profitability, stock price and results of operations and financial condition could be materially adversely affected.

We will be required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 as of January 18, 2010. Section 404 requires that we document and test our internal control over financial reporting and issue management's assess ment of our internal control over financial reporting. This section also requires that our independent registered public accounting firm opine on those internal controls and management's assessment of those controls. We are currently evaluating our existing controls against the standards adopted by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. During the course of our ongoing evaluation and integration of the internal control over financial reporting, we may identify areas requiring improvement, and we may have to design enhanced processes and controls to address issues identified through this review. We believe that the out-of-pocket costs, the diversion of management's attention from running the day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act could be significant. If the time and costs associated with such compliance exceed our current expectations, our results of operations could be adversely affected.

We cannot be certain at this time that we will be able to successfully complete the procedures, certification and attestation requirements of Section 404 or that we or our auditors will not identify material weaknesses in internal control over financial reporting. If we fail to comply with the requirements of Section 404 or if we or our auditors identify and report such material weakness, the accuracy and timeliness of the filing of our annual and quarterly reports may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, a material weakness in the effectiveness of our internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, all of which could have a material adverse effect on our business, results of operations and financial condition.

Our existing dividend policy and contractual restrictions limit our ability to pay dividends.

We have never declared a cash dividend on our common stock and do not expect to pay cash dividends for the foreseeable future. We expect that all cash flow generated from our operations in the foreseeable future will be retained and used to develop or expand our business.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

        Upon the effectiveness of this S-1, we will be subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering

Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Woodward Energy Partners Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

100 F. Street, N.E.

Washington, D.C. 20549-0405

Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization on December 31, 2009

	December 31, 2009	December 31, 2008

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

TOTAL CURRENT LIABILITIES	$ 0	$ 0

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock
Authorized
100,000,000 shares of common stock, $0.001 par value 1,000,000 shares of preferred stock, $0.001 par value
Issued and outstanding
650,000 and 600,000 shares of common stock as of December 31, 2009 and December 31, 2008	$ 6,500	$ 6,000

Deficit accumulated during the development stage	(6,432)	(5,900)
Total stockholder’s deficit	$ 68	$ 100
Total Liabilities and Stockholder’s Equity	$ 68	$ 100

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that the net proceeds of this offering and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $429,200. We intend to utilize the estimated net proceeds following the offering for the following purposes:

	10%	25%	50%	75%	100%
Total Proceeds	$1,500	$3,750	$7,500	$11,250	$15,000

Less: Offering Expenses
Legal	$940	$3,190	$5,000	$5,000	$5,000
Accounting	$500	$500	$500	$500	$500
Copying	$50	$50	$300	$300	$300
SEC & State Filing Fees	$10	$10	$10	$10	$10

Net Proceeds from Offering	$0	$0	$1,690	$5,440	$9,190

Use of Net Proceeds

Website Development	$0	$0	$440	$3,190	$5,000
Transfer Agent Fees	$0	$0	$1,250	$1,250	$1,250
Accounting	$0	$0	$0	$1,000	$1,500
Working Capital	$0	$0	$0	$0	$1,440

Total Use of Net Proceeds	$0	$0	$1,690	$11,250	$9,190

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

 You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

 As of December 31, 2009, Woodward Energy Partners’ net tangible book value was $68. Net tangible book value is the aggregate amount of Woodward Energy Partners’ tangible assets less its total liabilities. Net tangible book value per share represents Woodward Energy Partners’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 150,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,180), Woodward Energy Partners’ net tangible book value as of the closing of this offering would increase from $(0.00) to $.01 per share. This represents an immediate increase in the net tangible book value of approximately $.01 per share to current shareholders, and immediate dilution of about $.09 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.10

Net tangible book value per share prior to offering.............. $0.00

Increase per share attributable to new investors................. $0.01

Net tangible book value per share after offering................. $0.01

Dilution per share to new investors.............................. $0.09

Percentage dilution.............................................. 90%

The following assumes the sale of 75% of the shares of common stock in this offering. As of December 31, 2009, Woodward Energy Partners’ net tangible book value was $68, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of Woodward Energy Partners’ tangible assets less its total liabilities. Net tangible book value per share represents Woodward Energy Partners’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 112,500 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,180), Woodward Energy Partners’ net tangible book value as of the closing of this offering would increase from $0.00 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.09 per share to new investors, as illustrated in the following table:

11

Public offering price per share of common stock.................. $0.10

Net tangible book value per share prior to offering.............. $0.00

Increase per share attributable to new investors................. $0.01

Net tangible book value per share after offering................. $0.01

Dilution per share to new investors.............................. $0.09

Percentage dilution.............................................. 90%

 The following assumes the sale of 50% of the shares of common stock in this offering. As of December 31, 2009, Woodward Energy Partners’ net tangible book value was $68, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of Woodward Energy Partners’ tangible assets less its total liabilities. Net tangible book value per share represents Woodward Energy Partners’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 75,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,180), Woodward Energy Partners’ net tangible book value as of the closing of this offering would increase from $0.00 to $.00 per share. This represents an immediate increase in the net tangible book value of $.00 per share to current shareholders, and immediate dilution of $.10 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.10

Net tangible book value per share prior to offering.............. $0.00

Increase per share attributable to new investors................. $0.00

Net tangible book value per share after offering................. $0.00

Dilution per share to new investors.............................. $0.10

Percentage dilution.............................................. 100%

The following assumes the sale of 25% of the shares of common stock in this offering. As of December 31, 2009, Woodward Energy Partners’ net tangible book value was $68, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of Woodward Energy Partners’ tangible assets less its total liabilities. Net tangible book value per share represents Woodward Energy Partners’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 37,500 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,180), Woodward Energy Partners’ net tangible book value as of the closing of this offering would increase from $0.00 to $.00 per share. This represents an immediate increase in the net tangible book value of $.00 per share to current shareholders, and immediate dilution of $.10 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.10

Net tangible book value per share prior to offering.............. $0.00

Increase per share attributable to new investors................. $0.00

Net tangible book value per share after offering................. $0.00

Dilution per share to new investors.............................. $0.10

Percentage dilution.............................................. 100%

The following assumes the sale of 10% of the shares of common stock in this offering. As of December 31, 2009, Woodward Energy Partners’ net tangible book value was $68, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of Woodward Energy Partners’ tangible assets less its total liabilities. Net tangible book value per share represents Woodward Energy Partners’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 15,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,180), Woodward Energy Partners’ net tangible book value as of the closing of this offering would increase from $0.00 to $.00 per share. This represents an immediate increase in the net tangible book value of $.00 per share to current shareholders, and immediate dilution of $.10 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.10

Net tangible book value per share prior to offering.............. $0.00

Increase per share attributable to new investors................. $0.00

Net tangible book value per share after offering................. $0.00

Dilution per share to new investors.............................. $0.10

Percentage dilution.............................................. 100%

SELLING SECURITY HOLDERS

      We do not have any security holders offering any securities under this offering. There is no guarantee we will sell all of the shares under this offering as this is a “best efforts” offering.

The table below assumes the sale of the 150,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Current Shareholders	650,000	81.25%	$0	0%	$0.00
Public Stockholders	150,000	18.75%	$15,000	100%	$0.10
Total	800,000	100%	$15,000	100%

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 150,000 shares of common stock, at $0.10 per share, on a “best efforts,” basis in a “direct public offering” through our officers and directors. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Woodward Energy Partners Inc. No commissions will be paid for the sale of the 150,000 shares offered by Woodward Energy Partners.

 This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

We will sell the shares on a “direct public offering,” basis through our sole officer and director, who may be considered underwriters as that term is defined in Section 2(a)(11). Our officers and directors will not receive any commission in connection with the sale of shares, although we may reimburse them for expenses incurred in connection with the offer and sale of the shares. The officers and directors intend to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of the officers and directors;

The officers and directors will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), they must be in compliance with all of the following:

•	they must not be subject to a statutory disqualification;
•	They must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	they must not be an associated person of a broker-dealer;
•

they must primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of Woodward Energy Partners Inc. otherwise than in connection with transactions in securities; and

•

they must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

 The officers will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). The officers, nor any affiliates will be purchasing shares in the offer ing.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Woodward Energy Partners to each offeree;
•	the subscription is completed by the offeree, and submitted by check back to Woodward Energy Partners where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Woodward Energy Partners to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by the officers and the funds deposited into an account labeled: Woodward Energy Partners Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 150,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering
Eric Joffe Shoulder Parrott, LLC (2) Equitvest, LLC (3) Benjamin Joffe	200,000 200,000 200,000 50,000	30.77% 30.77% 30.77% 7.69%	25.00% 25.00% 25.00% 6.25%
All Directors, Officers and Principal Stockholders as a Group	650,000	100.00%	81.25%

The address of each shareholder is care of Woodward Energy Partners Inc at

4000 Crooks Road Royal Oak, Michigan 48073 otherwise stated.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share. 650,000 common shares were outstanding as of the date of this prospectus. No preferred shares were outstanding as of the date of this prospectus. Upon sale of the 150,000 shares offered herein, we will have outstanding 800,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Woodward Energy Partners, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:

•	dividend rights (including whether dividends are cumulative);
•	dividend rates;
•	Terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

 Options and Warrants

      We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our officers may later determine to authorize options and warrants for our Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Jillian Ivey Sidoti issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable. In exchange for her services related to this S-1, she will be issued 100,000 shares not derived from this offering.

The audited financial statements as of December 31, 2008 are included in this prospectus and have been audited by  Gruber and Company, LLC independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF PAYMENT OF SERVICES WITH SHARES OF COMMON STOCK

Jillian Sidoti, for compensation for services rendered on the filing of this offering, will receive 100,000 shares of our common stock. Such shares shall not be derived from the shares offered in this offering.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Woodward Energy Partners will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. Our officers and directors are indemnified as provided by the Delaware Revised Statutes and our Bylaws.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Woodward Energy is a development stage company incorporated in the State of Delaware in May 2006. We were formed to engage in the business of advertising and marketing service stations, retail outlets and truck stops selling ethanol based fuels such as E10, E85, and flexfuels. During our initial year of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model. Additionally, we are in the process of expanding our website, which upon completion will address the aspects of our business concept as set forth below. We commenced our business operations in December 2008 through the posting of the initial page of our website (www.drivewithethanol.com)

We are attempting to build www.drivewithethanol.com into an Internet based directory for alternative fuels for consumers in addition to a comprehensive consumer information website. Our principal goal is to earn revenues by uniting buyers and sellers of  alternative fuels for cars and trucks in the United States. In order to generate revenues during the next twelve months, we must:

1. Enhance our existing website – We believe that using the Internet for an alternative fuels directory and consumer information facility will provide us a base for operating our company. We registered the domain name www.drivewithethanol.com, and have developed a preliminary website, where we expect to expand the site to be more comprehensive. We have begun construction on the preliminary aspects of our website, and intend to have a fully developed website during the second quarter of 2010.

2. Develop and implement a marketing plan – Once we establish our presence on the Internet, we intend to devote our efforts to developing and implementing a plan to market our services to businesses. In order to promote our company and attract customers, we plan to advertise via the Internet in the form of banner ads, link sharing programs and search engine placements. We expect to generate some revenues from a directory of  service stations sellings alternative fuels during the third quarter of 2010, however, during the fourth quarter of 2010 we expect to formalize and implement a marketing scheme to provide retailers of alternative fuels with an additional marketing outlet.

3. Develop and implement a comprehensive consumer information website – In addition to providing a consumers with a directory of service stations selling alternative fuels for their cars, we intend to develop a consumer information website. This consumer information website is intended to let shoppers research the most detailed information regarding alternative fuels.

Woodward commenced its directory in March of 2007, and as a result of its recent commencement of business activities has limited start-up operations and generated no revenues. Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;
•	Creation of our initial website, www.drivewithethanol.com
•	Research of our competition;
•	Development of our business plan
•	Research of software to assist us in our anticipated website development; and
•	Establishment of listing criteria.

Woodward is a recently established business, with temporary offices at 4000 Crooks Road  Royal Oak, Michigan 48073 Our director, officer, and sole stockholder created the business as a result of his interest in alternative fuels.  The office space is provided at no cost by our director.

Business of Issuer

We are developing an online directory for retailers of alternative fuels such as E10, E85, and other flexfuels aimed at consumers. We intend to initially limit our directory to stations that offer these types of fuels. We believe that by limiting our directory that we stand a better chance of developing a marketplace for that is targeted to a specific set of advertisers. Upon completion of our website, Woodward is intended to have a website which will be a fully automated, topically arranged, intuitive, and easy-to-use service that supports a searching experience in which sellers highlight various flexfuels exotic vehicles for sale in various location.

One stop at www.drivewithethanol.com is intended to let consumers research online before making the actual purchase of flexfuels. We are designing our website, and browsing experience to let shoppers research detailed vehicle information including compatibility of various fuels, fuel reviews, any mechanical issues, fuel pricing and safety information, Consumers will be able to write reviews of various fuels on our site.

We intend to be an Internet destination and directory in the United States for consumers seeking information regarding automotive fuel products based on ethanol such as E10, E85, and other flexfuels. We intend to utilize the power of the Internet to aggregate in a single location an extensive network of industry participants and a comprehensive database of fuel information to create a directory that is local, regional and national in nature.

Based upon our business model, we intend to provide significant benefits to retailers, consumers and other industry participants by enabling them to advertise, interact and learn with what we believe is a significant online consumer audience related to alternative fuels.

Upon completion, we intend our website to allow consumers to effectively navigate a large database of service station listings in the United States, thereby optimizing their ability to find alternative fuels of their choice in their chosen geo graphic area. We also intend to provide one of the most comprehensive sources of consumer ethanol information.

Our business model is being built on multiple revenue streams from a variety of industry participants interested in marketing their services to our consumer audience. We anticipate generating our revenues primarily from fees from services stations and ethanol dealers. We also intend to generate revenues from advertising from companies interested in reach an environmentally conscious audience.

Our objective is to build and maintain a superior online directory for facilitating the marketing and sale of E10, E85 and other flexfuels to consumers. After developing a position in the market for our service, our main thrust of our strategy is to enhance our market position by growing our database of alternative fuel sales outlets, our database of information regarding the patterns of buyers, our network of dealers and the audience of users of our website.

Inefficiencies of Traditional Advertising Methods

There is a highly fragmented system of advertising and promotional methods are typically able to reach only consumers in a limited local or regional geographic area for alternative fuels. . Traditional mass advertising media, such as newspapers, radio or television, are also inefficient because they reach many consumers who are not consumers of flexfuels and  they do not provide a means to target advertising to consumers who are likely to purchase based upon their individual preferences and interests. Moreover, the costs associated with traditional mass advertising typically rise every year, generally without attendant increases in the size or precision of the audience delivery.

For the consumer, the process researching locations to buy alternative fuels is generally viewed as an inefficient process. Consumers historically have not had access in a single, centralized location to the information needed to research and evaluate automotive fuel purchasing decisions.

The Online Alternative Fuel Opportunity

Because of the size and fragmented nature of the fuel industry and its reliance on the exchange of information, the Internet provides an efficient platform for retailers to aggregate and disseminate information to consumers as well as to expose both consumers and dealers to an extensive range of buying opportunities. Compared with traditional media, the Internet provides significant advantages to retailers and dealers of alternative fuels in that they have the ability to target local buyers more cost-effectively, differentiate their products and services more effectively and expand the size of their market to reach potential consumers beyond their normal trading area.

We believe that consumers are increasingly using the Internet when making purchase decisions about alternative energy products because of the inadequacy of available information from other sources and the convenience of searching a database of aggregated automotive fuel information from the privacy of their home or office. While the Internet substantially increases the amount of information available for researching and evaluating automotive fuel purchasing decisions and choices, this information is often not aggregated at a central, organized source.

Our Solution

We believe that by providing a marketplace on the Internet where dealers and consumers of flexfuels can meet in a single location will deliver significant value. A powerful Internet marketplace can provide national chains, independent stations, truck stops, and distributors of flexfuel products and services and national advertisers an effective environment for reaching an economically and geographically diverse group of targeted consumers who have expressed an interest in alternative fuel information by logging onto our website. Our website is being designed to provide consumers with a "one-stop" destination that incorporates all aspects of content related to E10, E85, and other flexfuels.

Significant Benefits to Retailers

If we are able to structure our website the way we envision the website in our business plan, then we believe we will provide significant benefits to consumers such as:

Significant Benefits to Consumers

We expect that our website will become a consumer destination for ethanol associated fuels. We will allow consumers to compare prices and services of various flexfuel retailers in their areas.

•

Online Consumer Audience. We believe we can offer retailers a single point to reach consumers nationwide Who are interested in purchasing alternative fuels for immediate consumption.

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Low Cost and Flexible Services. We intended to offer services to retailers on a local, regional or national basis. They will be able to post ads and directions to their outlets quickly and at a cost lower than traditional media.

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Wide Range of Listing and Advertising Products.  We believe we will offer a host of products aimed at environmentally Friendly motoring.  We will also offer our customers

o

enhanced listings, similar to bold listings in the Yellow Pages;

o

inventory pages, which enable visitors to view a stations entire inventory of flexfuel products;

o

website links, own website;

o

website design and hosting, which provide retailers with their own website

o

banner advertising, Web page as it is being viewed by a potential buyer determined by search criteria, including geography and vehicle year, make, model and pricing.

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Access to Database of Consumer Buying Trends. Based upon the design of the software we intend to employ, we will have gathered Data that will show where flexfuels are most likely to be purchased and in which part of the country.

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National Advertisers. By utilizing the wide range of targeted marketing offerings of Woodward, national advertisers may be able to gain exposure to a targeted group of exotic auto purchase-minded consumers at the moment when these consumers are directly engaged in a search for information regarding automotive products and services on our website. We intend to establish national advertising accounts with the automotive industry, however at this time no such contact has been established.

STRATEGY

Our objective is to build and maintain an online directory for facilitating transactions between retailers and petroleum markers and consumers of ethanol associated fuels. We intend to accomplish our objective by pursuing the following strategic initiatives:

•	Enhance and Broaden Services and Content Offerings

We anticipate offering products and services such as expanded advertising and promotional opportunities, forms of enhanced listings, service station website services, and information related to the benefits of alternative fuels. We also plan to enhance and expand the selection criteria of our customer-driven search tools by allowing searches that include desired miles per gallon or carbon dioxide reduction levels to pinpoint even more effectively the alternative fuel of the consumer's choice. We currently do not have the required software to provide for the type of searches we anticipate; however we have commence the evaluation process.

We intend to further integrate content offerings with our search and purchase functions by deploying new enhanced versions of our website thereby further establishing ourselves as a comprehensive, independent destination for alternative fuel information and encouraging repeat user visits. Additionally, we intend to broaden the resources available to consumers by developing relationships with other leading automotive content providers working in environmentally friend areas of motoring.

•	Increase Brand Awareness and Consumer Traffic

We believe that building consumer and dealer awareness of the drivewithethanol.com brand and the products and services that we offer is critical to our effort to build an Internet marketplace destination for exotic used vehicle buying and selling and obtaining information regarding automotive products and services. We intend to focus our consumer marketing efforts primarily on online advertising with selected high traffic Internet portals and websites. Our strategy is to further increase our brand awareness and website traffic through advertising efforts encompassing online advertising methods and appearing at select trade shows for consumer automotive.

•	Leverage Our Business Model

Our business model revolves around facilitating the interaction between buyers and sellers of environmentally responsible motoring through the use of alternative fuels. By combining an expansion of consumer traffic to our website with an expansion of the size and information content of our listing database, we expect to continue to experience rapid growth in the generation of leads for stations and other industry participants. We are developing a scalable business model characterized by multiple revenue streams, a significant portion of which are recurring in nature:

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placement and advertising fees from service stations and dealers of alternative fuels;

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revenue from facilitating e-commerce transactions for aftermarket products);

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fees from national advertising programs, promotions and services.

Services to Consumers

We intend to offer consumers a "one-stop" shopping website with all of the information and tools a consumer needs to purchase alternative fuels for their cars.

Service Station Search, Selection and Listing.

Our proposed website will make the service station search, selection and listing process easy by providing a searchable database of service station listings, a user-friendly online forms and access to maps and directions. More specifically, we intend to provide consumers with the following services:

Services to Other Industry Participants

We intend to offer vendors of automotive products and services the ability to reach purchase-minded, or service minded consumers on our website in order to capture sales opportunities for which we receive commissions and advertising fees. Our focus will be on industry participants selling products dedicated to environmentally responsible motoring.

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Searchable Service Station Listings. Search our database by city, state, zip code and geographic location and obtain contact information such as e-mail addresses, telephone numbers and maps with directions.

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"Fuel FAQs” Lean about the different types of alternative fuels for your car

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Product Information and Consumer Tools. Our website will help consumers select the right vehicle for them based upon their individual preferences, price parameters and financial condition. We intend to provide consumers with expert reviews and advice relating to the automotive market. More specifically, we anticipate providing consumers with the following services:

•

Decision Guide. Complete a simple "Custom Search" question-and-answer form in our interactive decision guide to find out which vehicle best fits the consumer's desires, needs and budget.

•

Fuel Reviews and Comparisons. Review fuels from such leading content providers and other consumers.

•

Pricing Guides. A guide to prices at the pump for alternative fuels.

Aftermarket Goods and Services

Advertising. If we are successful with our website, we intend to provide national and regional industry participants, who sell aftermarket goods and services, with an effective, efficient and accessible website on which to promote their products and services.

Technology

In order to operate our website, we will be required to have a scalable user interface and transaction processing system that is designed around industry standard architectures and externally developed non-proprietary software, such as that provided by SAS. The system will be required to maintain operational data records regarding service stations.

The system will be required to have the capability to provide petroleum sellers, advertisers and vendors with online access to information relevant to their business. For example, these vendors should be able to access an

www.drivewithethanol.com extranet (Dealers.drivewithethanol.com to manage their products and services by adding, modifying or updating their listings, as well as uploading pictures or text.

Our operations will be required to provide website services 24 hours a day, seven days a week with occasional short interruptions due to maintenance or system problems, such as power failures or router failures. We will be required to have two website hosting operations for redundancy and load distribution, with two separate locations. Both of these hosting facilities will be required to be state-of-the-art with multiple redundancies for power and network components. Additionally, at each facility, our systems will be required to have redundant units such as multiple Web servers and databases. These systems are expensive and cause us a capital outlay which were currently do not have.

Competition

We compete against a variety of websites offering similar content.  Barriers to entry on the Internet are relatively low; however, most other websites do not currently offer our proposed unique blend of service station listings, automotive products and services and relevant content offerings. We anticipate facing significant competition in the future from new websites that offer the same emphasis on environmentally responsible motoring and services and existing websites that introduce competing services.

Automotive Advertising Media

Our service station listing services, when available, will compete against a number of websites that offer both service station listing and general travel directions featuring service stations. We will also be competing with traditional media companies such as newspapers (print magazines specializing in environmentally responsible lifestyles which could include ownership and operation of motor vehicles.

Automotive Products and Services

Our proposed automotive e-commerce service offerings will, upon completion, compete against a verity of Internet and offline automotive companies. There are a number of websites that offer automotive products and services, some of which have substantial used vehicle listings and shopping information. We will also face competition indirectly from traditional offline stores that offer automotive products and services similar to those proposed to be on our website.

Content Offerings

Our content offerings will compete with both Internet and offline content providers. There are a number of websites that provide content related to environmentally responsible living. In addition, print content providers such as magazines, books and newspapers also provide similar content.

We believe that the principal competitive factors in attracting service stations , automotive vendors and advertisers should include:

•

a large volume of website consumer traffic;

•

an awareness of brand and brand loyalty;

•

the demographics of environmentally responsible consumers; and

•

the cost effectiveness of advertising on a website, including the ability to target advertising to specific audiences.

We believe that the principal competitive factors in attracting consumers to our website are:

•

breadth and depth of service station listings;

•

brand awareness and loyalty;

•

ease of use;

•

website functionality, responsiveness and information;

•

a positive browsing experience for the consumer; and

•

quality of content, other service offerings and customer service.

Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only one part-time employee, Benjamin Joffe, who is also our sole officer and director. We look to Mr. Joffe for his entrepreneurial skills and talents. It is Mr. Joffe who provided us our business plan. For a discussion of Mr. Joffe’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Joffe will coordinate all of our business operations. Mr. Joffe has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Joffe is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require.

REPORTS TO STOCKHOLDERS

We will file annual, quarterly, current and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following location of the SEC:

Public Reference Room

100 F Street, NE

Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of that site is www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC that covers the sale of the common stock offered by this prospectus. This prospectus is a part of the registration statement, but the prospectus does not include all of the information included in the registration statement. You should refer to the registration statement for additional information about us and the common stock being offered in this prospectus. Statements that we make in this prospectus relating to any documents filed as an exhibit to the registration statement may not be complete and you should review the referenced document itself for a complete understanding of its terms.

Important Notice About the Information Presented in this Prospectus

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with different information. The Film Department is not offering to sell, or seeking offers to buy, the shares in any state where offers or sales are not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

This prospectus contains market data and industry forecasts that were obtained from industry publications, third-party market research and publicly available information. These publications generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. While we believe that the information from these publications is reliable, we have not independently verified and make no representation as to the accuracy of such information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Woodward Energy is a development stage company incorporated in the State of Delaware in May 2006. We were formed to engage in the business of advertising and marketing service stations, retail outlets and truck stops selling ethanol based fuels such as E10, E85, and flexfuels. During our initial year of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model. Additionally, we are in the process of expanding our website, which upon completion will address the aspects of our business concept as set forth below. We commenced our business operations in December 2008 through the posting of the initial page of our website (www.drivewithethanol.com)

Results of Operations

For the fiscal years ended December 31, 2008 and December 31, 2009

There were no revenues for the fiscal years ended December 31, 2008 and December 31, 2009. Expenses for the year ended December 31, 2008 were $5,900, compared to $532 for the fiscal year ended December 31, 2009.

The company did not pay nor recognize any interest expense for the years ended December 31, 2008 and December 31, 2009.

Liquidity and Capital Resources

The Company has only $68 in cash. With this, we do not have sufficient capital to meet our capital requirements for the next twelve (12) months. The Company had $100 in cash for the year ended December 31, 2008 and $68 in cash for the fiscal year ended December 31, 2009. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to the officers and directors or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses. We believe we will approximately need a minimum of  $50,000 to implement our business plan effectively for the next 12 months which is less than the total amount derived from this offering. With the offering proceeds, we will be able to develop our website and implement much of our business plan, but will need additional funds before we generate revenues.

In the past, the officers and directors have provided any cash needed for operations, including any cash needed for this Offering.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 4000 Crooks Road Royal Oak, Michigan 48073

. We have no monthly rent, nor do we accrue any expense for monthly rent. Shoulder Parrott, LLC provides us a facility in which we conduct business on our behalf. Shoulder Parrott, LLC does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Shoulder Parrott,

LLC, a company managed by Peter Klamka. Office services are provided without charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During September 2009, Benjamin Joffe, the sole officer and director, received 50,000 shares of common stock for services as founder and officer of Woodward Energy Partners and cash.

During September 2008, in exchange for providing consulting services related to bringing our Company public, Eric Joffe  received 200,000 shares of our common stock.

During September 2008, in exchange for providing consulting services related to bringing our Company public, Shoulder Parrott, LLC received 200,000 shares of our common stock. The Managing Member of Shoulder Parrott, LLC is Peter Klamka.

During September 2008, in exchange for providing consulting services related to bringing our Company public, including preparing financial statements for our audit Equivest, LLC received 200,000 shares of our common stock. The Managing Member of Equivest, LLC is Lou Mastromatteo.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;

•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

          The following table and subsequent discussion contains the complete and accurate information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering. Our director is not independent.

Name	Age	Term Served	Title / Position(s)
Benjamin Joffe	27	Since 2009	President & Director

          There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Benjamin D. Joffe, age 27. Over the past five years, Mr. Joffe has been inevolved in a number of entrepreneurial pursuits, including a privately held services company that began operations in 1974. From 1998 to the present, Mr. Joffe has provided various services for Ann Arbor Rug and Carpet Cleaning including accounting, management, and development of proposals for major companies such as the University of Michigan, Toyota, and Standard Federal. Additionally, Mr. Joffe was previously employed by Warner Brothers, Kenn Viselman Productions, and Parrallel Zide Productions where he acted as an Office Production Assistant on many different films from 2008 to 2009. Mr. Joffe has a Bachelor from Michigan State University in Political Science.

        Our directors will hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

          No officer, director, or persons nominated for such positions and no promoters or significant employee of Woodward Energy Partners, Inc.  has been involved in legal proceedings that would be material to an evaluation of officers and directors.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our officers and directors from inception (May 12, 2006) to March 29, 2010.

Summary Compensation Table

Annual Compensation	Long Term Compensation

Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options
Benjamin Joffe, President and Director	2009	$-0-	-0-	-0-	-0-	-0-
Peter Klamka, President and Director	2009	$-0-	-0-	-0-	-0-	-0-
	2008	$-0-	-0-	-0-	-0-	-0-
	2007	$-0-	-0-	-0-	-0-	-0-
	2006	$-0-	-0-	-0-	-0-	-0-

The officers and directors have not received any monetary compensation or salary since the inception of the Company. The officers and directors have agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to Woodward Energy Partners, or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

Woodward Energy Partners did not grant any stock options to the executive officer during the most recent fiscal year ended December 31, 2009. Woodward Energy Partners has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The Officers have agreed to provide services to us without compensation until such time as we have earnings from our revenue,

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be Olde Monmouth Stock Transfer ,  200 Memorial Parkway, Atlantic Highlands , NJ 07716

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future. Our counsel has provided an opinion that the shares registered in this registration statement will be validly issued, fully paid, and non-assessable. This opinion is herewith filed as an exhibit.

Upon completion of this offering, we will have outstanding an aggregate of 650,000. Of these shares, 150,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our legal counsel has provided an opinion of this, which is hereto attached as an exhibit. Only the shares being offered under this registration statement will be tradable without further restriction. However, it should be noted that this is a “best efforts” offering and there is no guarantee that all 150,000 shares will be sold. Our officers and directors will not be purchasing shares in this offering. The remaining 650,000 shares of common stock held by our existing stockholder are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The 50,000 of the shares making up the 650,000 that were issued, were issued on September 15, 2009 to our Officers and Directors. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•

the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective holding periods, subject to restrictions on such sales by affiliates and as restricted by a lock-up agreement.

FINANCIAL STATEMENTS

WOODWARD ENERGY PARTNERS Inc.

(A DEVELOPMENT STAGE COMPANY)

Contents

Page

Report of Independent Registered Public Accounting Firm

F-1

Financial Statements:

Report of Independent Registered Public Accounting Firm

F-1

Balance Sheets as of December 31, 2008 and December 31, 2009

F-2

Statements of Operations for the year ended December 31, 2008 and from inception(May 11, 2006) to December 31, 2009

F-3

Statement of Stockholders' Deficit from inception(May 11, 2006) to December 31, 2009 (audited)

F-4

Statements of Cash Flows for the year ended December 31, 2008 (audited)

    and from inception (May 11, 2006) to December 31, 2009 (audited)

F-5

Notes to Financial Statements

F-6

Report of Independent Registered Public Accounting Firm

F-11

Balance Sheets as of December 31, 2008 (audited)

F-12

Statements of Operations for from inception(May 11, 2006) to December 31, 2008 (audited)

F-13

Statement of Stockholders' Deficit from inception(May 11, 2006) to December 31, 2008 (audited)

F-14

Statements of Cash Flows from inception(May 11, 2006) to December 31, 2008 (audited)

F-15

GRUBER & COMPANY, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Woodward Energy Partners, Inc.

We have audited the accompanying balance sheets of Woodward Energy Partners, Inc.  (a Development Stage Company) as of December 31, 2009 and 2008 and  the related statements of operations, stockholders equity and cash flows for each of  the years then ended and for the period May 11, 2006 (date of inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2009 and 2008 and the results of its' operations and its' stockholders equity and cash flows for the each of the  years then ended and for the period May 11, 2006 (date of inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no sources of revenue and has a deficit in retained earnings. This raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gruber & Company LLC
Gruber & Company LLC Lake St Louis Miss
Dated: January 25, 2010

WOODWARD ENERGY PARTNERS INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS AT DECEMBER 31,

	2009	2008
ASSETS

CURRENT
Cash	$ 68	$ 100
Subscription receivable	-	-

TOTAL ASSETS	$ 68	$ 100

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES
Due to shareholder	$ -	$ -

TOTAL LIABILITIES	-	-

STOCKHOLDER EQUITY

Preferred shares, par value $0.001
-authorized - 1,000,000, issued and outstanding - none	-	-

Commons shares, par value $.01, authorized - 10,000,000
- issued and outstanding - 650,000(2008 - 600,000)	6,500	6,000

RETAINED EARNINGS(DEFICIT)	(6,432)	(5,900)

TOTAL STOCKHOLDER EQUITY	68	100

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ 68	$ 100

The accompanying notes are an integral part of these financial statements. WOODWARD ENERGY PARTNERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

			FROM
			INCEPTION
	YEAR ENDED		MAY 11, 2006
	DECEMBER 31,		TO DECEMBER 31,
	2009	2008	31, 2009

REVENUE	$ -	$ -	$ -

EXPENSES
General and administrative	532	5,900	6,432

Total Expenses	532	5,900	6,432

NET INCOME(LOSS)	$ (532)	$ (5,900)	$ (6,432)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	650,000	600,000

NET INCOME(LOSS) PER SHARE	$ -	$ (0)

The accompanying notes are an integral part of these financial statements.

WOODWARD ENERGY PARTNERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
			FROM
			INCEPTION
	YEAR ENDED		MAY 11, 2006
	DECEMBER 31,		TO DECEMBER 31,
	2009	2008	31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$ (532)	$ (5,900)	$ (6,432)
Adjustment to reconcile net loss to net cash
used in operating activities:			-
Issuance of common stock for services and expenses	500	5,900	6,400
Changes in operating assets and liabilities:
Subscription receivable	-	-	-

Net cash used in operating activities	(32)	-	(32)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from an officer	-	100	100
Issuance of common stock	-	-	-

Net cash provided by financing activities	-	100	100

INCREASE (DECREASE) IN CASH	(32)	-	68

CASH, Beginning of period	100	100	-

CASH, End of period	$ 68	$ 100	$ 68

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$ 32	$ -	$ 32
Income taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WOODWARD ENERGY PARTNERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM COMMENCEMENT (MAY 11, 2006) TO December 31, 2009

	COMMON STOCK		ACCUMULATED
	SHARES	AMOUNT	DEFICIT	TOTALS

Balance - May 11, 2006	-	$ -	$ -	$ -

Issuance of shares	1	1	-	1

Net income - December 31, 2006	-	-	-	-

Balance - December 31, 2006	1	1	-	1

Net income - December 31, 2007	-	-	-	-

Balance - December 31, 2007	1	1	-	1

Shareholder advance converted to stock	9,999	99	-	99

Issuance of shares for services	590,000	5,900	-	5,900

Net loss - December 31, 2008	-	-	(5,900)	(5,900)

Balance - December 31, 2008	600,000	6,000	(5,900)	100

Issuance of shares for services	50,000	500	-	500

Net loss - December 31, 2009	-	-	(532)	(532)

Balance - December 31, 2009	650,000	$ 6,500	$ (6,432)	$ 68

The accompanying notes are an integral part of these financial statements.

WOODWARD ENERGY PARTNERS INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009

Note 1 - Organization and Summary of Significant Accounting Policies:

Organization:

WOODWARD ENERGY PARTNERS INC. (the “Company”) was organized in the State of Delaware on May 11, 2006.  The Company’s primary business activity is to acquire a mining property for the purpose of exploration and development into a commercially viable operation

The Company’s fiscal year end is December 31.

Basis of Presentation – Development Stage Company:

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in FASB ASC Topic 915.  Among the disclosures required by ASC Topic 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  These interim financial statements include all of the necessary adjustments to make them not misleading.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in valuation of stock options. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

WOODWARD ENERGY PARTNERS INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

Other Comprehensive Income:

The Company has no material components of other comprehensive income (loss), and accordingly, net income(loss) is equal to comprehensive loss in all periods.

Foreign Exchange Translation:

The accounts of the Company are accounted for in accordance with ASC Topic 830-20 “Foreign Currency Translation”.  The financial statements of the Company are translated into US dollars as follows:  assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re-measured at year-end exchange rates.  Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates.  Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" (ASC Topic 718) requires companies to recognize compensation cost for employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The Company adopted the provisions of ASC Topic 718 on January 1, 2005 using the "modified prospective" application method of adoption which requires the Company to record compensation cost related to unvested stock awards as of January 1, 2005 by recognizing the unamortized grant date fair value of these awards over the remaining service periods of those awards with no change in historical reported earnings. The adoption of this standard did not affect the financial statements for the year ended December 31, 2009.

As of December 31, 2009 there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted and no stock based compensation.  The Company issued 50,000 shares of restricted common stock to compensate for services rendered on its behalf for a value of $500.

WOODWARD ENERGY PARTNERS INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009

Note 2 – Federal Income Taxes:

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards Number 109, ASC Topic 740.  “Accounting for Income Taxes”, which requires a change from the deferred method to the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components  of  the  Company's  deferred  tax liabilities and assets as of December 31, 2009 are as follows:

 Deferred tax assets:

                   Federal and state net operating loss

$                32

                   Equity instruments issued for compensation

          6,400

             Total deferred tax assets

             6,432

                   Less valuation allowance

           (6,432)

$          --====

Note 3 – Capital Stock Transactions:

During the three months ended March 31, 2009, the Company issued common stock as follows:

Issuance of 50,000 shares of restricted common stock for services totaling $500.

Note 4 – Segment Information

The corporate mission of WOODWARD ENERGY PARTNERS INC. is to establish itself as a leader of environmentally conscious mining operations and exploration opportunities.

WOODWARD ENERGY PARTNERS INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009

Note 5-GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred losses of ($1,750) since its inception and has not yet produced revenues from operations.  These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.  Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

Note 6 – Financial Accounting Developments:

Recently Issued Accounting Pronouncements

In April 2009, the Financial Accounting Standards Board (FASB) issued guidance for accounting for assets acquired and liabilities assumed in a business combination that arise from contingencies. This guidance modified earlier guidance to provide that contingent assets acquired or liabilities assumed in a business combination be recorded at fair value if the acquisition-date fair value can be determined during the measurement period. If not, such items would be recognized at the acquisition date if they meet the recognition requirements under GAAP for accounting for contingencies. In periods after the acquisition date, an acquirer shall account for contingent assets and liabilities that were not recognized at the acquisition date in accordance with other applicable GAAP, as appropriate. Items not recognized as part of the acquisition but recognized subsequently would be reflected in that subsequent period’s income. This guidance, which was effective for the Company when issued, has no impact on the Company’s current financial statements, but will apply to any future acquisitions.

In April 2009, the FASB issued guidance concerning interim disclosures about fair value of financial instruments requiring publicly traded companies to provide disclosure about the fair value of financial instruments whenever interim summarized financial information is reported. Previously, disclosures about the fair value of financial instruments were only required on an annual basis. Disclosure shall include the method(s) and significant assumptions used to estimate the fair value of financial instruments and shall describe changes in method(s) and significant assumptions, if any, during the period. This guidance was effective for interim and annual periods ending after June 15, 2009, and, as such, the Company began including this disclosure with its second quarter 2009 financial statements.

WOODWARD ENERGY PARTNERS INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009

Note 6 – Financial Accounting Developments:(continued)

Recently Issued Accounting Pronouncements(continued)

In May 2009, the FASB issued guidance regarding the disclosure of subsequent events. This guidance made no changes to current accounting but added required disclosures regarding the date through which the Company has evaluated subsequent events and whether that evaluation date is the date of financial statement issuance or the date the financial statements were available to be issued. This guidance was effective for interim and annual periods ending after June 15, 2009.   The Company has evaluated subsequent events up to January 25, 2010, the date the financial statements were available to be issued.

 In June 2009, the FASB issued guidance changing the approach used to determine the primary beneficiary of a variable interest entity. The guidance requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity, amends previous guidance for determining whether an entity is a variable interest entity, and adds as a reconsideration event any change in facts and circumstances where the holders of the equity investment at risk, as a group, lose the power to direct the activities of the entity that most significantly impact the entity’s economic performance. In addition, the revised guidance requires enhanced disclosures regarding an enterprise’s involvement in a variable interest entity. The new guidance is effective for the Company beginning January 1, 2010 and is not expected to have a material impact on the Company’s financial statements.

In June 2009, the FASB issued FAS No.168, (ASC Topic 105) “US GAAP  Codification of Accounting Standards  and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162.” This statement established the FASB Accounting Standards Codification as the source of authoritative U.S. generally accepted accounting principles (GAAP). This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption of this statement did not have a material effect on the Company’s financial statements.

GRUBER & COMPANY, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Woodward Energy Partners, Inc.

We have audited the accompanying balance sheets of Woodward Energy Partners, Inc.  (a Development Stage Company) as of December 31, 2008 and 2007 and  the related statements of operations, stockholders equity and cash flows for each of  the years then ended and for the period May11, 2006 (date of inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2008 and 2007 and the results of its' operations and its' stockholders equity and cash flows for the each of the  years then ended and for the period May 11, 2006 (date of inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no sources of revenue and has a deficit in retained earnings. This raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gruber & Company LLC
Gruber & Company LLC Lake Saint Louis, Missouri
Dated: December 28, 2009

WOODWARD ENERGY PARTNERS INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS AT DECEMBER 31,

	2008	2007
ASSETS

CURRENT
Cash	$ 100	$ 100
Subscription receivable	-	1

TOTAL ASSETS	$ 100	$ 101

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES
Due to shareholder	$ -	$ 100

TOTAL LIABILITIES	-	100

STOCKHOLDER EQUITY

Preferred shares, par value $0.001
-authorized - 1,000,000, issued and outstanding - none	-	-

Commons shares, par value $.01, authorized - 10,000,000
- issued and outstanding - 600,000(2007 - 1)	6,000	1

RETAINED EARNINGS(DEFICIT)	(5,900)	-

TOTAL STOCKHOLDER EQUITY	100	1

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ 100	$ 101

The accompanying notes are an integral part of these financial statements.

WOODWARD ENERGY PARTNERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
			FROM
			INCEPTION
	YEAR ENDED		MAY 11, 2006
	DECEMBER 31,		TO DECEMBER
	2008	2007	31, 2008

REVENUE	$ -	$ -	$ -

EXPENSES
General and administrative	5,900	-	5,900

Total Expenses	5,900	-	5,900

NET INCOME(LOSS)	$ (5,900)	$ -	$ (5,900)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	500,000	1

NET INCOME(LOSS) PER SHARE	$ (0.01)	$ -

The accompanying notes are an integral part of these financial statements.

WOODWARD ENERGY PARTNERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM
INCEPTION
	YEAR ENDED		MAY 11, 2006
	DECEMBER 31,		TO DECEMBER
	2008	2007	31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$ (5,900)	$ -	$ (5,900)
Adjustment to reconcile net loss to net cash
used in operating activities:			-
Issuance of common stock for services and expenses	5,900	-	5,900
Changes in operating assets and liabilities:
Subscription receivable	-	(1)	-

Net cash used in operating activities	-	(1)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from an officer	-	-	-
Issuance of common stock	-	-	-

Net cash provided by financing activities	-	-	-

INCREASE (DECREASE) IN CASH	100	-	100

CASH, Beginning of period	-	-	-

CASH, End of period	$ 100	$ -	$ 100

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WOODWARD ENERGY PARTNERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM COMMENCEMENT(MAY 11, 2006) TO DECEMBER 31, 2008
(UNAUDITED)

	COMMON STOCK		ACCUMULATED
	SHARES	AMOUNT	DEFICIT	TOTALS

Balance - May 11, 2006	-	$ -	$ -	$ -

Issuance of shares	1	1	-	1

Net income - December 31, 2006	-	-	-	-

Balance - December 31, 2006	1	1	-	1

Net income - December 31, 2007	-	-	-	-

Balance - December 31, 2007	1	1	-	1

Issuance of shares for services	5,999	5,999	-	5,999

Net loss - December 31, 2008	-	-	(5,900)	(5,900)

Balance - December 31, 2008	6,000	$ 6,000	$ (5,900)	$ 100

The accompanying notes are an integral part of these financial statements.

WOODWARD ENERGY PARTNERS INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2008

Note 1 - Organization and Summary of Significant Accounting Policies:

Organization:

WOODWARD ENERGY PARTNERS INC. (the “Company”) was organized in the State of Delaware on May 11, 2006.  The Company’s primary business activity is to acquire a mining property for the purpose of exploration and development into a commercially viable operation

The Company’s fiscal year end is December 31.

Basis of Presentation – Development Stage Company:

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”).  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

WOODWARD ENERGY PARTNERS INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2008

Use of Estimates:

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in valuation of stock options. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

Other Comprehensive Income:

The Company has no material components of other comprehensive income (loss), and accordingly, net income(loss) is equal to comprehensive loss in all periods.

Fair Value of Financial Instruments:

The carrying amounts of cash, subscriptions receivable, and due to an officer are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Foreign Exchange Translation:

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”.  The financial statements of the Company are translated into US dollars as follows:  assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re-measured at year-end exchange rates.  Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates.  Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

WOODWARD ENERGY PARTNERS INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2008

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" (SFAS 123 (R)). SFAS 123 (R) requires companies to recognize compensation cost for employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The Company adopted the provisions of SFAS 123 (R) on January 1, 2005 using the "modified prospective" application method of adoption which requires the Company to record compensation cost related to unvested stock awards as of January 1, 2005 by recognizing the unamortized grant date fair value of these awards over the remaining service periods of those awards with no change in historical reported earnings. The adoption of this standard did not affect the financial statements for the year ended December 31, 2008,

As of December 31, 2008 there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted and no stock based compensation.  The Company issued 590,000 shares of restricted common stock to compensate for expenses incurred on its behalf for a value of $5,900.

Note 2 – Federal Income Taxes:

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards Number 109 (“SFAS 109”).  “Accounting for Income Taxes”, which requires a change from the deferred method to the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components  of  the  Company's  deferred  tax liabilities and assets as of December 31, 2008 are as follows:

 Deferred tax assets:

                   Federal and state net operating loss

$               -

                   Equity instruments issued for compensation

          5,900

             Total deferred tax assets

             5,900

                   Less valuation allowance

           (5,900)

$          --====

WOODWARD ENERGY PARTNERS INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2008

Note 3 – Capital Stock Transactions:

During the year ended December 31, 2008, the Company issued common stock as follows:

Issuance of 600,000 shares of restricted common stock for services totaling $5,900 and repayment of an advance from an officer of $100.

Note 4 – Segment Information

The corporate mission of WOODWARD ENERGY PARTNERS INC. is to establish itself as a leader of environmentally conscious mining operations and exploration opportunities.

Note 5 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred losses of ($1,750) since its inception and has not yet produced revenues from operations.  These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.  Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

Note 6– Financial Accounting Developments:

Recently Issued Accounting Pronouncements

In December 2008, the Financial Accounting Standards Board (“FASB”) issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.” The purpose of this FSP is to improve disclosures by public entities and enterprises until the pending amendments to FASB Statement No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, and FASB Interpretation No. 46 (revised December 2003) “Consolidation of Variable Interest Entities”, are finalized and approved by the Board. The FSP amends Statement 140 to require public entities to provide additional disclosures about transferors’ continuing involvements with transferred financial assets. It also amends Interpretation 46(R) to require public en

WOODWARD ENERGY PARTNERS INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2008

Note 6– Financial Accounting Developments:continued

Recently Issued Accounting Pronouncements(continued)

terprises, including sponsors that have a variable interest in a variable interest entity, to provide additional disclosures about their involvement with variable interest entities. FSP FAS 140-4 and FIN 46(R)-8 is effective for interim and annual reporting periods ending after December 15, 2008 and should be applied prospectively.

In November 2008, the FASB issued EITF No. 08-6, “Equity Method Accounting Considerations” (“EITF 08-6”), which clarifies accounting and impairment considerations involving equity method investments after the effective date of both SFAS 141 (R) and SFAS 160. EITF 08-6 provides clarification of how business combination and noncontrolling interest accounting will impact equity method investments. EITF 08-6 is effective for fiscal years, and interim reporting periods within those fiscal years, beginning on or after December 15, 2008 and early adoption is prohibited.

Prospectus

_______________________

Woodward Energy Partners Inc.

400 Crooks Road

Royal Oak MI 48067

248)-504-7586

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

As permitted by the DGCL, our restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or to our stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the restated certificate of incorporation is to eliminate the rights of this corporation and its stockholders (through stockholders’ derivative suits on behalf of this corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situa tions described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

Our restated certificate of incorporation provides that we have the power to indemnify, and our restated by-laws state that we shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director, officer, employee or agent of this corporation or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our restated by-laws further provide that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of this corporation or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not we would have the power to indemnify such person against such liability under our restated by-laws.

Item 25.  Other Expenses of Issuance and Distribution*

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                            Amount

                                          ----------

SEC registration fee ...................  $   300.00

Blue Sky fees and expenses .............      500.00

Legal fees and expenses ................    5,000.00

Accounting fees and expenses ...........      500.00

                                          ----------

       Total                               $5,180.00

Item 26.  Recent Sales of Unregistered Securities.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with consulting services rendered regarding this Registration Statement and the audit of the Company’s financials, Equivest, LLC was issued 200,000 shares of common stock in September, 2008.

For his service as and officer of the Company, Benjamin Joffe was issued 200,000 shares of common stock in September, 2009.

In connection with organizing and assisting with the development of the business plan of WOODWARD ENERGY PARTNERS INC., in September, 2008, Peter Klamka via Shoulder

Parrott, LLC was issued 200,000 shares of restricted common stock in exchange for services and development of the business plan of WOODWARD ENERGY PARTNERS Inc.

In connection with organizing and assisting with the development of the business plan of WOODWARD ENERGY PARTNERS INC., in September, 2008, Eric Joffe was issued 200,000 shares of restricted common stock in exchange for services and development of the business plan of WOODWARD ENERGY PARTNERS Inc.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 27. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

 Number      Exhibit Name

 -------     ---------------------------------------------

 1.1       Subscription Agreement

 3.1       Certificate of Incorporation

 3.2       By-Laws

 3.3

    Amendment to Certificate of Incorporation

4.1

Specimen Stock Certificate

 5.1       Opinion of Jillian Ivey Sidoti, Esq.

             regarding legality

23.1       Consent of Gruber and Company, LLC

      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

      The undersigned registrant undertakes:

          The undersigned registrant undertakes:

          (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

            I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

              (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Elko, State of Delaware, on March 29, 2010.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

      SIGNATURE                      TITLE                        DATE

      ---------                      -----                        ----

/s/ Benjamin Joffe          President and Director

March 29, 2010

---------------------

(Chief Executive Officer)

Benjamin Joffe

/s/ Benjamin Joffe

Treasurer and Director         March 29, 2010

---------------------

(Chief Accounting Officer)

Benjamin Joffe

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

WOODWARD ENERGY PARTNERS Inc.

                       INDEX TO EXHIBITS

                          -----------------

---------------------------------------------------------------------------

SEC REFERENCE           TITLE OF DOCUMENT             LOCATION

NUMBER

---------------------------------------------------------------------------

1.1                     Subscription Agreement        Filed herewith                  ---------------------------------------------------------------------------

3.                     Certificate of                Filed herewith

                        Incorporation and Amendment

---------------------------------------------------------------------------

3.                     By-Laws                       Filed herewith

---------------------------------------------------------------------------

3.                   Amendment to the Certificate

Filed herewith

---------------------------------------------------------------------------

4.1                     Stock Certificate Specimen

Filed herewith

---------------------------------------------------------------------------

5.1                     Opinion of Jillian Ivey       Filed herewith

                        Sidoti, Esq. regarding

                        legality

---------------------------------------------------------------------------

23.1

Consent of Gruber & Company, LLC

Filed herewith

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